                                                                     Exhibit 4.8


                              [FACE OF SECURITY]

          If this Security is a Global Security (as indicated below), the following legend is applicable:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFEROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFEROR, HAS AN INTEREST HEREIN.

REGISTERED                                                            REGISTERED
No. -1-                                                             $200,000,000
CUSIP: 585510CJ7                                             [x] GLOBAL SECURITY

                           MELLON FINANCIAL COMPANY
               FLOATING RATE SENIOR NOTES DUE SEPTEMBER 16, 2002

          MELLON FINANCIAL COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION ($200,000,000) Dollars on September 16, 2002 and to pay interest thereon from September 14, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 14, June 14, September 14 and December 14, in each year, commencing December 14, 1999, at a rate per annum for each such Interest Period (as defined below) determined in accordance with the next following paragraph, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum for each Interest Period determined in accordance with the next following paragraph on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          This Security is one of the series of Floating Rate Notes due September 16, 2002 (the "Notes").

          The interest rate per annum on the Notes in effect for each day of any Interest Period (as defined below) will be equal to LIBOR (as defined below) plus .32%. The interest rate for each Interest Period will be reset on the first day of each Interest Period, beginning September 14, 1999 (each such date an "Interest Reset Date") until Maturity.

          "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          "Interest Period" means the period beginning on and including September 14, 1999 and ending on and excluding December 14, 1999 and each succeeding period beginning on and including an Interest Payment Date and ending on and excluding the next succeeding Interest Payment Date, and in the case of the last such period, beginning on and including an Interest Payment Date immediately preceding Maturity and ending on and excluding Maturity. If Maturity is not a Business Day, then the principal amount of the Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the Maturity or any day thereafter.

          "LIBOR" means the rate on the second London Business Day preceding the Interest Reset Date for such Interest Rate Period (the "Interest Determination Date") determined by Mellon Bank, N.A. acting as calculation agent (the "Calculation Agent") in accordance with the following provisions:

          (1) On each Interest Determination Date, the Calculation Agent will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on such Interest Determination Date.

          (2) If such rate does not appear on the Telerate Page 3750, or the Telerate Page 3750 is unavailable, the Calculation Agent will request four major banks in the London interbank market (the "Reference Banks") to provide the Calculation Agent with their offered quotations (expressed as a rate per annum) for three-month deposits in U.S. dollars to leading banks in the London interbank market, in principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time, at approximately 11:00 a.m. (London time) on the Interest Determination Date. If at least two such quotations are provided, LIBOR on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards) of such quotations.

          (3) If less than two of the Reference Banks provide the Calculation Agent with such offered quotations, LIBOR in respect of that Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards) of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m. (New York City time) on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

          "Telerate Page 3750" means the display designated as page "3750" on the Bridge Telerate Inc. telerate service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers'

Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

          Interest on the Notes will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360. The interest rate on this Security will in no event be higher than the maximum rate permitted by Pennsylvania law, as the same may be modified by United States law of general application. At the request of the Holder hereof, the Calculation Agent will provide the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date. All calculations and determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and shall be binding on the Company, the Guarantor, the Trustee and the Holders of the Securities.

          If this Security is a Global Security (as specified on the face hereof), this Security is exchangeable in whole for definitive Securities of this series in registered form ("Registered Securities") of like tenor and of an equal aggregate principal amount only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company executes and delivers to the Trustee a Company Order providing that this Global Security shall be exchangeable for definitive Registered Securities or
(iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Global Security is a part. In the event this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Registered Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of U.S. $1,000 and integral multiples thereof; provided that, in the case of
                                            --------
clauses (ii) and (iii) above, definitive Registered Securities of this series will be issued in exchange for this Global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

          If this Security is a Global Security, except as provided in the next paragraph, no beneficial owner of any portion of this Global Security shall be entitled to receive payment of accrued interest hereon until this Global Security has been exchanged for one or more definitive Registered Securities of this series, as provided herein and in the Indenture.

          If this Security is a Global Security and if a definitive Registered Security or Registered Securities of this series are issued in exchange for this Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the related Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest or interest on Defaulted Interest, as the case may be, accrued interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this Global Security on such Regular Record Date or Special Record Date, as the case may be.

          If this Security is a Global Security, payment of the principal of and any premium or interest hereon will be made on each Interest Payment Date and at the Maturity Date, as the case may be, by the Trustee by wire transfer of immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to an account of the registered Holder hereof at the Federal Reserve Bank of New York, provided, that, payment at the Maturity Date hereof
                          --------
shall be made against presentation of this Security at the office of the Trustee, currently located at 450 W. 33rd Street, 15th floor, New York, New York 10001. If this Security is not a Global Security, (i) the principal of and any interest and premium hereon payable at the Maturity Date hereof will be paid in immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against presentation of this Security at the aforementioned office of the Trustee, and (ii) all interest payments hereon other than interest due at the Maturity Date hereof will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided herein, provided, that Holders of $10,000,000 or more in aggregate principal amount of
--------
Securities of this series shall be entitled to receive such payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 16 days prior to the applicable Interest Payment Date.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          This Security is not a deposit and is not insured by any federal agency.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or by an Authenticating Agent, by manual signature, neither this Security nor the Guarantee endorsed hereon shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, by its duly authorized officer under its corporate seal.


                              MELLON FINANCIAL COMPANY



                              By:  /s/ Steven G. Elliott
                                 --------------------------------
                                    Name:  Steven G. Elliott
                                    Title: Chairman, President &
                                           Chief Executive Officer



Attest:


  /s/ Barbara J. Parrish
 ----------------------------
Assistant Secretary



Dated: September 14, 1999


CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated herein referred to
in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK
  as Trustee


By: /s/ Victor Evans
   -----------------------
     Authorized Officer

                             [REVERSE OF SECURITY]

                           MELLON FINANCIAL COMPANY
               FLOATING RATE SENIOR NOTES DUE SEPTEMBER 16, 2002

          This Security is one of a duly authorized series of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 2, 1988, as supplemented by the First Supplemental Indenture, dated as of November 29, 1990 (together herein called the "Indenture"), each among the Company, the Guarantor and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in different series, as in the Indenture provided.
This Security is one of the series designated on the face hereof, issued under and entitled to the benefits of the Indenture and limited (except as otherwise provided in the Indenture) to an aggregate principal amount of $400,000,000.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest on the Securities of this series shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          The Guarantor, or a Subsidiary thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          TEN ENT--as tenants by the entireties

          JT TEN-- as joint tenants with right of survivor-ship and not as tenants in common

          UNIF GIFT MIN ACT--...........Custodian...........
                              (Cust)       (Minor)

                    Under Uniform Gifts to Minors Act
                    .................................
                           (State)


     Additional abbreviations may also be used though not in the above list.

                         _____________________________

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
   Identifying Number of Assignee:

________________________________________________________________________________

________________________________________________________________________________


                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                        INCLUDING ZIP CODE OF ASSIGNEE:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________
___________________________________________ attorney to transfer said Security on the Security Register of the Company, with full power of substitution in the premises.



Dated:  ___________________        ____________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Security in every particular, without alteration or enlargement or any change whatever.

                                   GUARANTEE

                                      OF

                            MELLON BANK CORPORATION


          For value received, Mellon Bank Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Guarantor"), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of (and premium, if any) and interest on said Security, when and as the same shall become due and payable, whether at maturity, by acceleration or redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Mellon Financial Company or any successor thereto (the "Company") punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Security or said Indenture, any failure to enforce the provisions of said Security or said Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of said Security or the Trustee under said Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) or interest on said Security and the complete performance of all other obligations contained in said Security.

          The Guarantor shall be subrogated to all rights of the Holder of said Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however,
                                                            --------  -------
that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities issued under said Indenture shall have been paid in full.

          Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

          This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on said Security shall have been signed manually by or on behalf of the Trustee under said Indenture.

          This Guarantee shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania, and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except as otherwise required by mandatory provisions of law.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed, manually or in facsimile, by its duly authorized officer under its corporate seal.

Dated: September 14, 1999

                              MELLON BANK CORPORATION



                              By:  /s/ Steven G. Elliott
                                 ---------------------------------
                                   Senior Vice Chairman and
                                   Chief Financial Officer

Attest:


 /s/ Carl Krasik
---------------------------
 Secretary